Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to 3,907,500 shares of Cedric Kushner Promotions, Inc. common stock of our report dated May 24, 2004 (except for Note 18, Paragraph 3 as to which the date is June 11, 2004) on the consolidated financial statements of Cedric Kushner Promotions, Inc. appearing in the Annual Report on Form 10-KSB of Cedric Kushner Promotions, Inc. for the year ended December 31, 2003.


/s/ WOLINETZ, LAFAZAN & COMPANY, P.C.
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    WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
January 14, 2005